UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 13, 2010

TRUE RELIGION APPAREL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue
Vernon, California 90058
(Address of Principal Executive Offices, Zip Code)

(323) 266-3072
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On August 13, 2010, True Religion Apparel, Inc. (the “Company”) entered into an Employment Agreement with Peter F. Collins (the “Agreement”).  The initial term of the Agreement is three years, subject to annual renewals thereafter.  Mr. Collins will receive a base salary of $391,230 per year, subject to increase (but not decrease) in the sole discretion of the Compensation Committee (the “Committee”) of the Board, or the full Board.

Mr. Collins also will be eligible to participate in the Company’s Executive Cash Incentive Bonus Plan, pursuant to which the Committee may make annual cash bonus awards based on the satisfaction of annual performance targets and service requirements.  Mr. Collins also will be eligible to participate in the Company’s 2009 Equity Incentive Plan.

In the event Mr. Collins is terminated without Cause (as defined in the Agreement) by us or for Good Reason (as defined in the Agreement) by Mr. Collins, Mr. Collins will receive, in addition to any amounts earned but unpaid during his employment, a severance payment equal to one and one-half (1.5) (the “Severance Multiple”) times the sum of his then current base salary plus the average cash bonuses received by Mr. Collins for the two completed fiscal years of the Company immediately prior to the date of termination, provided that the Severance Multiple reduces to one (1.0) following August 13, 2012.  In addition, he will be entitled to group health insurance coverage for himself and his eligible family members for a period of 18 months following the date of termination and all outstanding equity awards (except for performance based awards, which shall vest only upon satisfaction of the performance goals) which are scheduled to vest within twelve (12) months following the date of termination shall become immediately vested and exercisable in full.

If a Change of Control (as defined in the Agreement) occurs, and Mr. Collins’ employment is terminated without Cause by us or for Good Reason by Mr. Collins within one year after the effective date of the Change in Control, Mr. Collins will receive, in addition to any amounts earned but unpaid during his employment, a severance payment computed as described above except that the Severance Multiple shall be three (3.0).  In addition, all outstanding equity awards (except for performance based awards, which shall vest only upon satisfaction of the performance goals) shall become immediately vested and exercisable in full, regardless of their original vesting schedule.

        On August 13, 2010, the Company also entered into amendments to the employment agreements of Michael R. Egeck and Lynne Koplin, the Company’s President and Chief Operating Officer, respectively.  In each case, the employment agreements were amended to provide that if any payment or benefits received upon a change in control of the Company are subject to the imposition of excise tax pursuant to Section 280G or Section 4999 of the Internal Revenue Code of 1986, the payment and benefits will be reduced to the extent necessary so that the payment and benefits will not be subject to imposition of the excise tax, but only if the net amount of the payment or benefits received as reduced is greater than the net amount of the payment and benefits without the reduction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 13, 2010	TRUE RELIGION APPAREL, INC.

By: /s/ Peter F. Collins
Name: Peter F. Collins
Title: Chief Financial Officer